UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 21, 2010

Kentucky USA Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

321 Somerset Road, Suite 1, London, Kentucky	40741
(Address of principal executive offices)	(Zip Code)

(606) 878-5987
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 21, 2010, Kentucky USA Energy, Inc. (the “Company”) entered into a farm-out agreement (the “Farm-Out Agreement”) with Thomasson Petroleum Enterprises, Inc. (“TPE”) relating to the Linda Hardison lease (the “Hardison Leasehold”) in Todd County, Kentucky (adjacent to the Company’s own leasehold properties).  TPE owns a one hundred percent (100%) working interest in the Hardison Leasehold.  Pursuant to the terms of the Farm-Out Agreement, the Company acquired the rights to drill wells to explore for oil and gas below the top of the Devonian (Black) Shale formation on the Hardison Leasehold.

Under the terms of the Farm-Out Agreement, the Company will pay TPE $20,000 for each well easement it identifies and surveys on the Hardison Leasehold.  If the first well that the Company drills and completes in a timely manner is put into production, the Company will have the right to continue to develop the Hardison Leasehold by drilling a minimum of one well per year until the leasehold is completely developed.

Once the Company has completed a producing oil or gas well at a particular location, TPE will assign and transfer to the Company a 100% working interest and a 75% net revenue interest in the production from such well location.

The Farm-Out Agreement is concurrent with that certain farm-out agreement with TPE dated August 20, 2009 (the “2009 TPE Farm-Out Agreement”) and, in order to be able to drill on the Hardison Leasehold, the Company must be in compliance with the terms and conditions of the 2009 TPE Farm-Out Agreement.

The Company has agreed to transport all gas produced from all leaseholds operated by TPE at the price the Company has negotiated with Seminole Energy Services, L.L.C. plus $0.30 per MCF, with no tap-on fees.  If the Company cannot get the gas produced from any well it drills on the Hardison Leasehold to market within one year, it will be required to pay TPE an additional $1,000 fee per well per year for a period of three years, and if the gas has not gotten to market by the end of this three year period, the wells drilled by the Company will revert to TPE.

Under the terms of the Farm-Out Agreement, TPE reserves all rights in the Hardison Leasehold and in well locations not specifically assigned to the Company, including all oil rights on top of the Devonian Shale formation.

A copy of the Farm-Out Agreement is attached hereto as Exhibit 10.1.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Farm-Out Agreement by and between Thomasson Petroleum Enterprises, Inc. and KY USA Energy, Inc. dated January 21, 2010

________________
1.
Although the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 indicates that a copy of the Farm-Out Agreement was filed as Exhibit 10.25 to the Form 10-K, the actual exhibit filed under that reference number was an earlier farm-out agreement between the Company and TPE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Date: February 23, 2010	By:	/s/ Steven Eversole
Steven Eversole
Chief Executive Officer